Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Western Goldfields Second Quarter Production on Target

     <<
     -   Gold production for second quarter at the high end of the
         forecasted range
     -   Mine became cash flow positive in June 2008
     >>

     TORONTO, July 2 /CNW/ - Western Goldfields Inc. (TSX:WGI, AMEX:WGW) is
pleased to provide an unaudited second quarter production update for its
Mesquite Mine in California.

     Second Quarter and Year-to-Date Highlights
     ------------------------------------------
     <<
     Gold production:

     -   Gold produced was 28,524 ounces, which is at the high end of the forecasted range of 20,000 - 30,000 ounces of gold.
     -   Gold sold during the quarter was 22,760 ounces at an average price of
         $893 per ounce.
     -   Total year-to-date gold production was 37,590 ounces and year-to-date gold sales were 32,720 ounces at an average price of $905 per ounce.
     -   Gold production has increased to over 600 ounces daily and is expected to remain at these levels for the remainder of 2008.

     The Mesquite Mine has achieved the following:

     -   1,926,738 tons of ore at an average grade of 0.037 ounces gold per ton, containing 72,840 ounces of gold, were placed on the leach pad during the second quarter.
     -   3,195,474 tons of ore at an average grade of 0.029 ounces gold per ton, containing 91,800 ounces of gold, were delivered to the leach pad year-to-date.
     >>

     "The mine equipment and operations are performing as planned and gold production is continually increasing as we add more ore to the leach pad,"
reported Mr. Raymond W. Threlkeld, President and Chief Executive Officer. "Now
that we have reached our targeted daily gold production we will focus our efforts on optimizing operations at the mine," he added.
     Daily gold production has continued to increase since production began in
January 2008. The mine became cash flow positive during June 2008.

     2008 Outlook
     ------------
     The Mesquite Mine is expected to produce between 55,000 to 60,000 ounces of gold during the third quarter of 2008 as higher grade ore from the Rainbow
Pit is placed on the leach pad. Gold production for 2008 is projected to be
135,000 - 145,000 ounces of gold.

     Western Goldfields Inc.
     -----------------------
     Western Goldfields Inc. is a gold producer and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on maximizing production and completing planned improvements to the operations. Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the
American Stock Exchange under the symbol WGW. For further details, please visit www.westerngoldfields.com.

     Forward-Looking Information
     ---------------------------
     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, potential contractual arrangements, receipt of working capital, anticipated revenues, and capital and operating expenditures.
These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and the Ontario
Securities Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and CEO, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com, Julie Taylor Pantziris, Director,
Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 16:52e 02-JUL-08